UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

Ernexa Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 798-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, par value $0.005 per share	ERNAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2026, Ernexa Therapeutics Inc., a Delaware corporation (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the placement agent for the public offering (the “Offering”) of (i) 19,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.005 per share (“Common Stock”) and accompanying warrants (the “Warrants”) to purchase 19,000,000 shares of Common Stock, at a combined offering price of $0.50 per share of Common Stock and accompanying Warrant and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,000,000 shares of Common Stock and accompanying Warrants to purchase 2,000,000 shares of Common Stock, at a combined offering price of $0.49 per Pre-Funded Warrant and accompanying Warrant. In connection with the Offering, the Company also entered into a securities purchase agreement (each, a “Purchase Agreement”) with certain investors who purchased Shares, Pre-Funded Warrants and Warrants in the Offering.

The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.01 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

On February 6, 2026, the Warrants commenced trading on The Nasdaq Capital Market under the symbol “ERNAW.” The Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.68 per share, and expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the 180th calendar day following the public release by the Company of clinical trial data from the first cohort of the Phase 1 study of ERNA-101.

Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent an aggregate cash fee equal to 6.5% of the aggregate purchase price paid by investors in the Offering (or 1.5% with respect to certain existing investors). The Company will also pay the Placement Agent a cash fee as compensation for its solicitation of the exercise of any Warrants sold in connection with the Offering, payable quarterly on each January 1, April 1, July 1 and October 1 following the closing of the Offering (or the following business day if such day is not a business day), at the same percentage and as calculated in the manner as set forth in the preceding sentence, with respect to the aggregate cash consideration received by the Company in connection with any cash exercises of the Warrants during such immediately preceding quarter. The Company also issued 231,576 shares of Common Stock to the Placement Agent (the “Agent’s Shares”), which is equal to 1.5% of the aggregate number of Shares and Pre-Funded Warrants sold in the Offering (or 0.5% with respect to sales to certain existing investors). In addition, the Company reimbursed the Placement Agent for its accountable offering-related legal expenses in an amount of $125,000.

The Shares, Pre-Funded Warrants, Warrants, Agent’s Shares and the shares of Common Stock underlying the Pre-Funded Warrants and Warrants were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-293150) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, on February 3, 2026, and declared effective by the SEC on February 5, 2026.

The Offering closed on February 10, 2026, for aggregate gross proceeds of approximately $10.5 million before deducting Placement Agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to support the advancement of its development programs, working capital and general corporate purposes.

The Placement Agency Agreement and the Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the investors, as the case may be, and other obligations of the parties.

Pursuant to the terms of the Purchase Agreements and the Placement Agency Agreement, the Company has agreed that for a period of ninety (90) days from the closing of the Offering, that neither the Company nor any subsidiary may (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, in each case, subject to certain exceptions. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Purchase Agreements, for a period of ninety (90) days following the closing of the Offering, subject to certain exceptions. In addition, as part of the Purchase Agreement, subject to certain exceptions, the Company’s officers and directors entered into lock-up agreements, pursuant to which they agreed not to sell or otherwise dispose of any of the Common Stock for a period of ninety (90) days following the date of closing of the Offering.

On February 10, 2026, the Company also entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with Computershare Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”), pursuant to which Computershare agreed to act as warrant agent with respect to the Warrants.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Pre-Funded Warrants, the Warrants, the Purchase Agreement, and the Warrant Agent Agreement and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 1.1, 4.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on February 6, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, by and between Ernexa Therapeutics Inc. and Brookline Capital Markets, a division of Arcadia Securities, LLC, dated as of February 6, 2026
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
10.1	Form of Securities Purchase Agreement, by and between Ernexa Therapeutics Inc. and certain investors, dated as of February 6, 2026
10.2	Warrant Agent Agreement, by and among Ernexa Therapeutics Inc., Computershare Inc. and Computershare Trust Company, N.A., dated as of February 10, 2026
99.1	Press Release dated February 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ernexa Therapeutics Inc.

Dated: February 11, 2026	By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer